UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 20, 2007 (March 7, 2007)

SOLAR ENERTECH CORP.
(Exact name of Registrant as Specified in its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

000-51717	98-0434357
(Commission File Number)	(I.R.S. Employer Identification Number)

     1600 Adams Drive
Menlo Park, CA 94025
(Address of Principal Executive Offices, including Zip Code)

(650) 688-5800
(Registrant’s Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement

On March 20, 2007, Solar Enertech Corp. (the "Company") sold an additional $9,000,000 principal amount of Series B Notes in a private placement offering (“Offering”) to “institutional” accredited investors ("Investors") pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). On March 7, 2007, the Company sold an aggregate of $8,300,000 principal amount of Series A Notes and Series B Notes in this Offering. In connection with this sale the Company issued 15,789,474 Series B warrants to purchasers of the Series B Notes. The conversion price per share of Common Stock of the Series B Notes is $0.57 per share and the exercise price of the Series B Warrants is $0.90 per share. This is the final closing of the Offering. The Warrants are exercisable for a period of 5 years from the date of issuance of the Warrants. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

Knight Capital Markets, LLC, an NASD member firm, acted as sole placement agent (“Placement Agent”) in connection with the Offering. For its services in connection with this closing, the Placement Agent received a 6.0% cash commission, a 1.0% advisory fee and 1,105,263 warrants ("Placement Agent Warrants") to purchase shares of Common Stock, exercisable at $0.57 per share. The Company previously paid legal fees of $40,000 to counsel for the Placement Agent.

Neither the Series B Notes nor the Series B Warrants were granted registration rights in connection with this Offering, however, the Series B Warrants may be exercised on a “cashless” basis at any time while they are outstanding.

Additionally, the Company has granted the Investors in this Offering a right of first refusal, for a period of one (1) year from March 16, 2007, to participate in any subsequent financing that the Company, or any of its subsidiaries, conducts.

In the event that during the period while the Series B Notes or Series B Warrants are outstanding the Company sells any shares of its Common Stock or securities convertible into Common Stock or exercisable for shares of Common Stock at less than the respective conversion or exercise prices of the Series B Notes or Series B Warrants, the Company shall be obligated to adjust the conversion prices and/or the exercise prices of such securities to equal such lower price, as applicable.

Upon thirty (30) days prior written notice to all of the holders of the Series B Notes, the Company shall have the right to call all, but not less than all, of the Series B Notes for conversion at the then applicable conversion price (the call date specified in such notice is referred to herein as the “Forced Conversion Date”) provided that: (i) the Company’s Common Stock has closed at a price equal to or greater than 300% of the then applicable conversion price of the Series A Notes for each of the twenty (20) trading days immediately preceding the Forced Conversion Date (“Measurement Period”); (ii) there is either an effective registration statement providing for the resale of the shares of Common Stock underlying the Series B Notes during each trading day of the Measurement Period or all of the shares of Common Stock underlying the Series B Notes may be resold pursuant to Rule 144(k) of the Securities Act without restriction during each trading day of the Measurement Period; and (iii) the Common Stock has traded an average of 500,000 shares per day during the Measurement Period. Notwithstanding the foregoing, in no event shall the Company force the conversion of a holder of Series B Notes if such forced conversion would result in such Holder beneficially owning more than certain agreed upon percentages of the Company’s outstanding Common Stock.

The foregoing summary of the terms and conditions of the Purchase Agreement, and the Series B Notes and the Series B Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of each of the aforementioned documents attached as Exhibits to the Company’s Current Report on Form 8-K previously filed with the SEC on March 8, 2007 and which are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

See Item 1.01 of this Current Report on Form 8-K/A, which Item is incorporated herein by this reference, for a description of the terms of the financing transaction that included the issuance of Series B Notes and Series B Warrants.

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits.

10.1	Form of Securities Purchase Agreement dated as of March 7, 2007 (without schedules and exhibits) previously filed as an exhibit to Form 8- K on March 8, 2007
10.3	Form of Series B Convertible Note dated as of March 7, 2007 previously filed as an exhibit to Form 8-K on March 8, 2007
10.5	Form of Series B Warrant dated as of March 7, 2007 previously filed as an exhibit to Form 8-K on March 8, 2007

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR ENERTECH CORP.

Date: March 20, 2007	By:	/s/ Leo Shi Young
Name: Leo Shi Young
Title: President